                                                     RULE NO. 424(b)(2)
                                                     REGISTRATION NOS. 33-62405

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 29, 1995)
                                                                          [LOGO]
                                 $300,000,000

                                SUNAMERICA INC.
                          MEDIUM-TERM NOTES, SERIES 2
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                ---------------
  SunAmerica Inc. (the "Company") may offer from time to time up to $300,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies, of its Medium-Term Notes, Series 2 (the "Notes"). Such aggregate principal amount is subject to reduction as a result of the sale by the Company of certain other securities pursuant to the Registration Statement of which the accompanying Prospectus is a part. Each Note will mature on a Business Day nine months or more from the date of issue, as specified in a pricing supplement hereto (each, a "Pricing Supplement"), and may be subject to redemption by the Company or repayment at the option of the Holder thereof, in each case, in whole or in part, prior to its Stated Maturity Date, as set forth therein and specified in the applicable Pricing Supplement.

  The interest rate, if any, or the formula for the determination of any such interest rate, applicable to each Note and other variable terms of the Notes as described herein will be established by the Company at the date of issue of such Note and will be set forth therein and specified in a Pricing Supplement. Interest rates, interest rate formulae and such other variable terms are subject to change by the Company, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or definitive form (a "Definitive Note"), as set forth in the applicable Pricing Supplement, in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more fully registered global securities deposited with or on behalf of The Depository Trust Company (or such other depositary as is identified in an applicable Pricing Supplement) (the "Depositary") and registered in the name of the Depositary or the Depositary's nominee. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants) and the Depositary's participants (with respect to beneficial owners).

  Unless otherwise specified in an applicable Pricing Supplement, the Notes will bear interest at fixed rates (the "Fixed Rate Notes") or at floating rates (the "Floating Rate Notes"). The applicable Pricing Supplement will specify whether a Floating Rate Note is a Regular Floating Rate Note, Floating Rate/Fixed Rate Note or Inverse Floating Rate Note and whether its rate of interest is determined by reference to one or more of the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the CMT Rate or the Treasury Rate (each, an "Interest Rate Basis"), or any other interest rate basis or formula, as adjusted by any Spread and/or Spread Multiplier and will specify such other terms applicable to such Note. See "Description of Notes." Interest on Fixed Rate Notes will accrue from their date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable semiannually in arrears on June 1 and December 1 of each year and at Maturity. Unless otherwise specified in an applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as set forth therein and specified in the applicable Pricing Supplement, and interest on each Floating Rate Note will accrue from its date of issue and will be payable in arrears monthly, quarterly, semiannually or annually, as specified in the applicable Pricing Supplement, and at Maturity. Notes may also be issued with original issue discount, and such Notes may or may not currently pay interest.

                                ---------------
THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR  ANY STATE SECURITIES COMMISSION NOR  HAS THE SECURI-
  TIES AND  EXCHANGE COMMISSION  OR ANY  STATE SECURITIES  COMMISSION PASSED
   UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, THE PRO-SPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS
    A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     PRICE TO   AGENTS' DISCOUNTS AND        PROCEEDS TO
                    PUBLIC(1)     COMMISSIONS(2)(3)       THE COMPANY(2)(4)
-------------------------------------------------------------------------------
Per Note..........     100%          .125%-.750%           99.875%-99.250%
-------------------------------------------------------------------------------
Total............. $300,000,000  $375,000-$2,250,000  $299,625,000-$297,750,000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Unless otherwise specified in an applicable Pricing Supplement, the Notes will be issued at 100% of their principal amount.
(2) The Company will pay a commission ranging from .125% to .750% of the principal amount of a Note, depending upon its Stated Maturity Date, to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities, Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. or PaineWebber Incorporated (each an "Agent" and collectively, the "Agents"). Commissions with respect to Notes with a Stated Maturity Date in excess of 30 years from the date of issue which are sold through an Agent will be agreed to by the Company and such Agent at the time of such sale. The Company may also sell Notes to an Agent, as principal, for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. Unless otherwise specified in an applicable Pricing Supplement, any Note sold to an Agent, as principal, will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission as described above applicable to a sale of Notes with an identical Stated Maturity Date.
(3) The Company has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."
(4) Before deducting expenses payable by the Company estimated at $260,000.

                                ---------------
  The Notes are being offered on a continuing basis by the Company through the Agents, who have agreed to use their reasonable efforts to solicit offers to purchase the Notes. The Company may also sell Notes to an Agent, as principal, for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. In addition, the Company may arrange for the Notes to be sold through other agents, may sell Notes directly on its own behalf and may solicit and accept offers, and accept unsolicited offers, to purchase Notes directly on its own behalf or from any other broker or dealer. Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to cancel or modify the offer made hereby without notice. The Company or an Agent, if it solicits the offer, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution."

                                ---------------
MERRILL LYNCH & CO.
           CHASE SECURITIES, INC.
                         GOLDMAN, SACHS & CO.
                                     J.P. MORGAN SECURITIES INC.
                                                       PAINEWEBBER INCORPORATED

                                ---------------
          The date of this Prospectus Supplement is October 19, 1995.

  IN CONNECTION WITH THE OFFERING OF NOTES, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               ----------------

                              DESCRIPTION OF NOTES

  The Notes will be issued as a separate series of debt securities under a Senior Indenture, dated as of April 15, 1993 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). The following description summarizes certain material provisions of the Notes and of the Indenture and is qualified in its entirety by reference to the Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part. Capitalized terms used but not defined herein have the meanings given to them in the Indenture or the Notes, as the case may be. The term "Debt Securities," as used in this Prospectus Supplement, refers to all securities issued and issuable from time to time under the Indenture and includes the Notes. The following description of Notes will apply unless otherwise specified in an applicable Pricing Supplement.

GENERAL

  All Debt Securities, including the Notes, issued and to be issued under the Indenture will be unsecured general obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount from time to time authorized by the Company for each series. Prior to the date of this Prospectus Supplement, the Company had issued $300 million aggregate principal amount of Debt Securities under the Indenture, including $200 million aggregate principal amount of a separate series of medium term notes of the Company. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Debt Securities under the Indenture in addition to the $300,000,000 aggregate initial offering price of Notes offered hereby and the other Debt Securities previously issued.

  The Notes are currently limited to $300,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies. The Notes will be offered on a continuing basis and will mature on a Business Day (as defined herein) nine months or more from the date of issue, as specified in an applicable Pricing Supplement. Unless otherwise specified in an applicable Pricing Supplement, interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes as specified in the applicable Pricing Supplement. Notes may be issued at significant discounts from their principal amount payable at the Stated Maturity Date (or on any prior date on which the principal or an installment of principal of a Note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of the Company, repayment at the option of the Holder or otherwise) (each such date, a "Maturity"), and some Notes may not bear interest.

  Unless otherwise indicated in a Note or in an applicable Pricing Supplement, the Notes will be denominated in United States dollars and payments of principal of, and premium, if any, and interest on, the Notes will be made in United States dollars. If any of the Notes are to be denominated other than in United States dollars or if the principal of, and interest on, the Notes, and any premium provided for in any Note is to be payable in or by reference to a currency (or in composite currency units or in amounts determined by reference to one or more currencies) other than that in which such Note is denominated or the value, rate or price of one or more specified indices, provisions with respect thereto will be set forth in such Note and in the applicable Pricing Supplement.

  Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

  Each Note will be issued in fully registered form as a Book-Entry Note or a Definitive Note, in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. Book-Entry Notes may be transferred or exchanged only through the Depositary. See "Book-Entry Notes." Registration of transfer of Definitive Notes will be made at the office or agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York. No service charge will be made by the Company or the Trustee for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

  Payments of principal of, and premium and interest, if any, on, Book-Entry Notes will be made by the Company through the Trustee to the Depositary. See "Book-Entry Notes." In the case of Definitive Notes, payment of principal or premium, if any, at the Maturity of each Definitive Note will be made in immediately available funds upon presentation of the Definitive Note at the office or agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, or at such other place as the Company may designate (or, in the case of any repayment on an Optional Repayment Date, upon presentation of the Definitive Note in accordance with the provisions thereon as described below). Payment of interest due at Maturity will be made to the person to whom payment of the principal of the Definitive Note shall be made. Payment of interest due on Definitive Notes other than at Maturity will be made at the office or agency of the Company maintained by the Company for such purpose or, at the option of the Company, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the registry books of the Company. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Definitive Notes having the same Interest Payment Dates will, at the option of the Company, be entitled to receive interest payments (other than at Maturity) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder.

REDEMPTION AT THE OPTION OF THE COMPANY

  Unless otherwise indicated in an applicable Pricing Supplement, Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity Date only if an Initial Redemption Date is specified therein and in the applicable Pricing Supplement. If so indicated in the applicable Pricing Supplement, Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date specified in such Pricing Supplement. On or after the Initial Redemption Date, if any, the related Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Company at the applicable Redemption Price, together with interest thereon payable to the date of redemption, on notice given not more than 60 nor less than 30 days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price," with respect to a Note, will initially mean a percentage, the Initial Redemption Percentage, of the principal amount of such Note to be redeemed specified in the applicable Pricing Supplement and shall decline at each anniversary of the Initial Redemption Date by a percentage, the Annual Redemption Percentage Reduction, if any, specified in the applicable Pricing Supplement, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

REPAYMENT AT THE OPTION OF THE HOLDER

  If so indicated in an applicable Pricing Supplement, Notes will be repayable by the Company in whole or in part at the option of the Holders thereof on their respective Optional Repayment Dates specified in such Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to the Stated Maturity Date. Any repayment in part will be in increments of $1,000 provided that any remaining principal amount of such Note will be an authorized denomination of such Note. Unless otherwise provided in an applicable Pricing Supplement, the repayment price for any Note so repaid will be 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For any Note to be so repaid the Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at the Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 days prior to the Optional Repayment Date. Exercise of such repayment option by the Holder will be irrevocable.

  While the Book-Entry Notes are represented by global securities held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the applicable participant that has an account with the Depositary, on behalf of the owners of the beneficial interests in such Book-Entry Notes, by delivering a written notice substantially similar to the above-mentioned form to the Trustee at the Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the Optional Repayment Date. Notices of elections from participants on behalf of beneficial owners of the Book-Entry Notes to exercise their option to have the Book-Entry Notes repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of Book-Entry Notes must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of Book-Entry Notes should consult the participants through which they own their interest in the Book-Entry Notes for the respective deadlines for such participants. All notices shall be executed by a duly authorized officer of such participant (with signature guaranteed) and shall be irrevocable. In addition, such beneficial owners of Book-Entry Notes shall effect delivery of such Book-Entry Notes at the time such notices of election are given to the Depositary by causing the participant to transfer such beneficial owner's interest in the Book-Entry Notes, on the Depositary's records, to the Trustee. Conveyance of notices and other communications by the Depositary to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the Book-Entry Notes will be governed by agreements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with any such repayment.

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

INTEREST

 General

  Unless otherwise specified in an applicable Pricing Supplement, each Note will bear interest from the date of issue at the rate per annum or, in the case of a Floating Rate Note, pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each Interest Payment Date specified in the applicable Pricing Supplement on which an installment of interest is due and payable and at Maturity. Unless otherwise specified in an applicable Pricing Supplement, the first payment of interest on any Note originally issued between a record date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding record date to the registered Holder on such next succeeding record date. Unless otherwise specified in an applicable Pricing Supplement, a "record date" shall be the fifteenth day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

 Fixed Rate Notes

  Unless otherwise specified in an applicable Pricing Supplement, each Fixed Rate Note will bear interest from, and including, the date of issue, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the Interest Payment Date or Maturity, as the case may be, at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Unless otherwise specified in an applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  Interest on Fixed Rate Notes will be payable semiannually, unless otherwise specified in an applicable Pricing Supplement, June 1 and December 1 of each year and at Maturity. If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

 Floating Rate Notes

  Unless otherwise specified in an applicable Pricing Supplement, Floating Rate Notes will be issued as described below. Each applicable Pricing Supplement will specify certain terms with respect to which such Floating Rate Note is being delivered, including: whether such Floating Rate Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," the Interest Rate Basis or Bases, Initial Interest Rate, Interest Reset Dates, Interest Reset Period, record dates, Interest Payment Dates, Index Maturity, maximum interest rate and minimum interest rate, if any, and the Spread and/or Spread Multiplier, if any, and if one or more of the specified Interest Rate Bases is LIBOR, the Index Currency and the Designated LIBOR Page, as described below.

  The interest rate borne by the Floating Rate Notes will be determined as follows:

    (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," an "Inverse Floating Rate Note" or as having an Addendum attached, such Floating Rate Note will be designated a "Regular Floating Rate Note" and, except as described below or in an applicable Pricing Supplement, bear interest at the rate determined by reference to the applicable Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

    (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in an applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest

  Rate; and (ii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to Maturity shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement, or if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

    (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in an applicable Pricing Supplement, such Floating Rate Note will bear interest equal to the Fixed Interest Rate specified in the related Pricing Supplement minus the rate determined by reference to the Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note is payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

  Notwithstanding the foregoing, if such Floating Rate Note is designated as having an Addendum attached as specified on the face thereof, such Floating Rate Note shall bear interest in accordance with the terms described in such Addendum and the applicable Pricing Supplement.

  Unless otherwise provided in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in an applicable Pricing Supplement, the interest rate in effect on each day shall be
(a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the next preceding Interest Reset Date.

  Interest on Floating Rate Notes will be determined by reference to an "Interest Rate Basis," which may be one or more of (i) the "CD Rate," (ii) the "Commercial Paper Rate," (iii) the "Eleventh District Cost of Funds Rate," (iv) the "Federal Funds Rate," (v) "LIBOR," (vi) the "Prime Rate," (vii) the "CMT Rate," (viii) the "Treasury Rate," or (ix) such other Interest Rate Basis or interest rate formula as may be set forth in the applicable Pricing Supplement; provided, however, that with respect to a Floating Rate/Fixed Rate Note, the interest rate commencing on the Fixed Rate Commencement Date and continuing, unless otherwise specified in the applicable Pricing Supplement, until Maturity shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement, or if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

  The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated. The Spread, Spread Multiplier, Index Maturity and other variable terms of the Floating Rate Notes are subject to change by the Company from time to time, but no such change will affect any Floating Rate Note previously issued or as to which an offer has been accepted by the Company.

  Each applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually, annually or such other specified period (each, an "Interest Reset Period") and the dates on which such Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month (with the exception of Eleventh District Cost of Funds Rate Notes, all of which reset monthly, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided however, that, with respect to Floating Rate/Fixed Rate Notes, the fixed rate of interest in effect for the period from the Fixed Rate Commencement Date until Maturity shall be the Fixed Interest Rate or the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date, as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. As used herein, "Business Day" means, unless otherwise specified in the applicable Pricing Supplement, any day that, in The City of New York, is not a day on which banking institutions are authorized or required by law or regulation to close and, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, is also a London Business Day. As used herein, "London Business Day" means any day
(a) if the Index Currency is other than the European Currency Unit ("ECU"), on which dealings in deposits in such Index Currency are transacted in the London interbank market or (b) if the Index Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

  A Floating Rate Note may also have either or both of the following: (i) a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum numerical limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

  Each Floating Rate Note will bear interest from the date of issue at the rates specified therein until the principal thereof is paid or otherwise made available for payment. Except as provided below or in an applicable Pricing Supplement, the Interest Payment Dates in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, will be the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in the applicable Pricing Supplement; (ii) quarterly, will be the third Wednesday of March, June, September and December of each year; (iii) semiannually, will be the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, will be the third Wednesday of the month of each year specified in the applicable Pricing Supplement and, in each case, interest will be payable at Maturity. If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date at Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payments shall accrue for the period from and after such Maturity.

  Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent or, in the case of Notes denominated other than in United States dollars, the nearest unit (with one-half cent or unit being rounded upward).

  Unless otherwise specified in the applicable Pricing Supplement, interest payments on Floating Rate Notes will equal the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Floating Rate Notes), to but excluding the related Interest Payment Date or maturity, as the case may be.

  With respect to each Floating Rate Note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Notes for which the Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Notes for which the Interest Rate Basis is the Treasury Rate or the CMT Rate. Unless otherwise specified in an applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Pricing Supplement and the Notes.

  The interest rate applicable to each Interest Rate Reset Period commencing on the Interest Reset Date with respect to such Interest Rate Reset Period will be the rate determined as of the applicable Interest Determination Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date for the related Note; the Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index; and the Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date. With respect to the Treasury Rate, unless otherwise specified in an applicable Pricing Supplement, the Interest Determination Date will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following such auction. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to a Floating Rate Note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined on such date, and the applicable interest rate will take effect on the related Interest Reset Date.

  Unless otherwise provided in the applicable Pricing Supplement, The First National Bank of Chicago will be the "Calculation Agent." Upon request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

  CD Rate. CD Rate Notes will bear interest at the rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in such CD Rate Notes and in any applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a CD Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as set forth above, the CD Rate with respect to such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

  CMT Rate. Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Indices and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the designated CMT Telerate Page shall be 7052 for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

  Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in such Commercial Paper Rate Notes and in any applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 P.M., New York City time, on the related Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized securities rating agency, provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper

Rate determined on such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

  "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                        D X 360
                Money Market Yield = ------------- X 100
                                     360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Eleventh District Cost of Funds Rate. Eleventh District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such Eleventh District Cost of Funds Rate Notes and in any applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to an Eleventh District Cost of Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7175 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7175 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

  Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such Federal Funds Rate Notes and in any applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on the related Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date; provided, however that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

  LIBOR. LIBOR Notes will bear interest at the rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in such LIBOR Notes and in any applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Business Day immediately following that LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause
  (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

  "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified.

  "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche marks, and the ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, and Luxembourg, respectively.

  Prime Rate. Prime Rate Notes will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in such Prime Rate Notes and any applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 9:00 A.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Prime Rate Interest Determination Date will be the Prime Rate as determined based on the last such rate published in H.15(519).

  "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

  Treasury Rate. Treasury Rate Notes will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in such Treasury Rate Notes and in any applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Treasury Rate Note or any Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

OTHER PROVISIONS; ADDENDA

  Any provisions with respect to Notes, including the determination of an Interest Rate Basis, the specification of an Interest Rate Basis, calculation of the interest rate applicable to a Floating Rate Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and in the applicable Pricing Supplement.

ORIGINAL ISSUE DISCOUNT NOTES

  Notes may be issued at a price less than their redemption price at Maturity, resulting in such Notes being treated as if they were issued with original issue discount for Federal income tax purposes ("Original Issue Discount Notes"). Such Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. See "United States Taxation." Certain additional considerations relating to any Original Issue Discount Notes may be described in the Pricing Supplement relating thereto.

INDEXED NOTES

  Notes also may be issued with the principal amount payable at Maturity and/or interest to be paid thereon to be determined with reference to the price or prices of specified commodities or stocks, the exchange rate of one or more specified currencies (including a composite currency such as the ECU) relative to an indexed currency, or such other price or exchange rate as may be specified in such Note ("Indexed Notes"), as set forth in an applicable Pricing Supplement. Holders of such Notes may receive a principal amount at Maturity that is greater than or less than the face amount of the Notes depending upon the relative value at Maturity of the specified indexed item. Information as to the method for determining the principal amount payable at Maturity, certain historical information with respect to the specified indexed item and tax considerations associated with investment in Indexed Notes will be set forth in the applicable Pricing Supplement.

  An investment in Notes indexed, as to principal or interest or both, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Note is so indexed, the principal amount payable at Maturity may be less than the original purchase price of such
Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the creditworthiness of the Company and the value of the applicable currency, commodity or interest rate index, including the volatility of the applicable currency, commodity or interest rate index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the applicable currency, commodity or interest rate index depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index may be increased. The historical experience of the relevant currencies, commodities or interest rate indices should not be taken as an indication of future performance of such currencies, commodities or interest rate indices during the term of any Note. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of such Notes in light of their particular circumstances.

BOOK-ENTRY NOTES

  Upon issuance, all Book-Entry Notes having the same Original Issue Date, Stated Maturity Date and otherwise having identical terms and provisions will be represented by a single global security (each, a "Registered Global Security"); provided, however, that if by reason of the foregoing, a single Registered Global Security would exceed $200,000,000 in aggregate principal amount, one Registered Global Security will be issued to represent each $200,000,000 of aggregate principal amount and an additional Registered Global Security will be issued to represent any remaining principal amount. Each Registered Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary. Except as set forth below, Registered Global Securities may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor of the Depositary or a nominee of such successor.

  The Depository Trust Company, New York, New York ("DTC"), will be the initial Depositary with respect to the Notes. DTC has advised the Company and the Agent that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants.

                             UNITED STATES TAXATION

  The following summary describes the principal United States federal income tax consequences of ownership and disposition of the Notes to initial Holders purchasing Notes at the "issue price" (as defined below). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, including regulations concerning the treatment of debt instruments issued with original issue discount (the "OID Regulations"), changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein. This summary discusses only Notes held as capital assets within the meaning of
Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Holder in light of his particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding Notes as a hedge against, or which are hedged against, currency risks, or United States Holders whose functional currency (as defined in Code Section
985) is not the U.S. dollar. Persons considering the purchase of Notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

  As used herein, the term "United States Holder" means an owner of a Note that is (i) for United States federal income tax purposes a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The term also includes certain former citizens of the United States.

  As used herein, the term "United States Alien Holder" means an owner of a Note that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

 Payments of Interest

  Interest paid on a Note will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes. Under the OID Regulations, all payments of interest on a Note that matures one year or less from its date of issuance will be included in the stated redemption price at maturity of the Notes and will be taxed in the manner described below under "Original Issue Discount Notes." Special rules governing the treatment of interest paid with respect to Original Issue Discount Notes, including certain Floating Rate Notes and Indexed Notes, Foreign Currency Notes and Currency Indexed Notes, are described under "Original Issue Discount Notes," "Foreign Currency Notes" and "Currency Indexed Notes" below.

 Original Issue Discount Notes

  A Note which is issued for an amount less than its stated redemption price at maturity will generally be considered to have been issued at an original issue discount for federal income tax purposes (an "Original Issue Discount Note"). The "issue price" of a Note will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Notes is sold for money. The stated redemption price at maturity of a Note will equal the sum of all payments required under the Note other than payments of

"qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable as a series of payments in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Note and equal to the outstanding principal balance of the Note multiplied by a single fixed rate of interest. In addition, interest unconditionally payable at least annually with respect to Floating Rate Notes may in certain circumstances be treated as qualified stated interest. Ordinarily, interest payable at least annually at a single Interest Rate Basis that can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, such as the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR, Prime Rate, CMT Rate and the Treasury Rate, plus or minus a fixed Spread (or a fixed rate minus one of the above Interest Rate Bases) will generally be treated as qualified stated interest. However, special tax considerations (including possible original issue discount and contingent debt treatment (see below)) may arise with respect to Floating Rate Notes providing for (i) interest not unconditionally payable at least annually, (ii) interest payable at more than one Interest Rate Basis, (iii) interest payable at a fixed rate followed or preceded by an Interest Rate Basis or Bases, (iv) a Spread Multiplier, (v) a cap, floor, governor or similar restriction that is not fixed throughout the term of the Note, or (vi) an interest rate, the average value of which during the first half of the Note's term is reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. PURCHASERS OF FLOATING RATE NOTES SHOULD CONSULT THEIR TAX ADVISORS SINCE THE TAX CONSEQUENCES WILL DEPEND, IN PART, ON THE PARTICULAR TERMS OF THE PURCHASED NOTE.

  Proposed regulations issued on December 15, 1994, address, among other things, the accrual of original discount on, and the character of gain realized on the sale, exchange or retirement of, debt instruments providing for contingent payments. Such regulations would apply only to contingent payment debt instruments issued on or after 60 days after the date final regulations are published. Prospective Holders of Indexed Notes or Floating Rate Notes providing for contingent payments should refer to the discussion regarding taxation in the applicable Pricing Supplement.

  If the difference between a Note's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the Note will not be considered to have original issue discount. Holders of Notes with a de minimis amount of original issue discount will generally include such original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the Note.

  United States Holders of Original Issue Discount Notes will be required to include any qualified stated interest payments in income in accordance with such Holder's method of accounting for federal income tax purposes. United States Holders of Original Issue Discount Notes that mature more than one year from their date of issuance will be required to include original issue discount in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, United States Holders of Original Issue Discount Notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  A Note that matures one year or less from its date of issuance will be treated as a "short-term Original Issue Discount Note." In general, a cash method United States Holder of a short-term Original Issue Discount Note is not required to accrue original issue discount for United States federal income tax purposes unless it elects to do so. Holders who make such an election, Holders who report income for federal income tax purposes on the accrual method and certain other Holders, including banks and dealers in securities, are required to include original issue discount in income on such short-term Original Issue Discount Notes as it accrues on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of a Holder who is not required and who does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of the short-term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term Original Issue Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

  Under the OID Regulations, a Holder may make an election (the "Constant Yield Election") to include in gross income all interest that accrues on a Note (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest.

  Certain of the Original Issue Discount Notes may be redeemed prior to maturity. Original Issue Discount Notes containing such a feature may be subject to rules that differ from the general rules discussed above. Purchasers of Original Issue Discount Notes with such a feature should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such a feature since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased Note.

 Premium

  If a United States Holder purchases a Note for an amount that is greater than the amount payable at maturity, such Holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium, using a constant yield method, over the remaining term of the Note (where such Note is not optionally redeemable prior to its maturity date). If such Note may be optionally redeemed prior to maturity after such Holder has acquired it, the amount of amortizable bond premium is determined with reference to either the amount payable on maturity or, if it results in a smaller premium attributable to the period of earlier redemption date, with reference to the amount payable on the earlier redemption date. A Holder who elects to amortize bond premium must reduce his tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the taxpayer and may be revoked only with the consent of the Internal Revenue Service.

  If a Holder makes a Constant Yield Election for a Note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

 Sale, Exchange or Retirement of the Notes

  Upon the sale, exchange or retirement of a Note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such Holder's adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Note. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above. A United States Holder's adjusted tax basis in a Note will equal the cost of the Note to such Holder, increased by the amount of any original issue discount previously included in income by the Holder with respect to such Note and reduced by any amortized premium and any principal payments received by the Holder and, in the case of an Original Issue Discount Note, by the amounts of any other payments that do not constitute qualified stated interest.

  Subject to the discussion under "Foreign Currency Notes" below, gain or loss realized on the sale, exchange or retirement of a Note will be capital gain or loss (except in the case of a short-term Original Issue

Discount Note, to the extent of any original issue discount not previously included in such Holder's taxable income), and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. See "Original Issue Discount Notes" above. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

 Foreign Currency Notes

  The following summary relates to Notes that are denominated in a currency or currency unit other than the U.S. dollar ("Foreign Currency Notes").

  A United States Holder of a Foreign Currency Note who uses the cash method of accounting and who receives a payment of interest (other than a payment in respect of original issue discount that is accrued currently) in a foreign currency will be required to include in income the U.S. dollar value of such foreign currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the United States Holder's tax basis in the foreign currency.

  To the extent the above paragraph is not applicable, a United States Holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Foreign Currency Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. Such United States Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above). A United States Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last date of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A United States Holder that makes such an election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service.

  Any loss realized on the sale, exchange or retirement of a Foreign Currency Note with amortizable bond premium by a United States Holder who has not elected to amortize such premium under Section 171 of the Code will be a capital loss to the extent of such bond premium. If such an election is made, amortizable bond premium taken into account on a current basis shall reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on such amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal.

  A United States Holder's tax basis in a Foreign Currency Note, and the amount of any subsequent adjustment to such Holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. A United States Holder who purchases a Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States Holder's tax basis in the foreign currency and the U.S. dollar value of the Foreign Currency Note on the date of purchase.

  Gain or loss realized upon the sale, exchange or retirement of a Foreign Currency Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of such Note, and any payment with respect to accrued interest, determined on the date such payment is received or such Note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of such Note, determined on the date such United States Holder acquired such Note, and the U.S. dollar value of the accrued interest received, determined by translating such interest at the average exchange rate for the accrual period. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a United States Holder on the sale, exchange or retirement of the Foreign Currency Note. The source of such foreign currency gain or loss will be determined by reference to the residence of the Holder or the "qualified business unit" of such Holder on whose books the Note is properly reflected. Any gain or loss realized by such a Holder in excess of such foreign currency gain or loss will be capital gain or loss (except in the case of a short-term Original Issue Discount Note, to the extent of any original issue discount not previously included in such Holder's income).

  A United States Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. Regulations issued under Section 988 of the Code provide a special rule for purchases and sales of publicly traded Foreign Currency Notes by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash-method taxpayers with respect to the purchase and sale of publicly traded Foreign Currency Notes provided the election is applied consistently. Such election cannot be changed without the consent of the Internal Revenue Service. Any gain or loss realized by a United States Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase Foreign Currency Notes) will be ordinary income or loss.

 Currency Indexed Notes

  The proper treatment of payments of principal of and interest on Indexed Notes where payments are determined by reference to the exchange rate of one or more specified currencies relative to an indexed currency (a "Currency Indexed Note") is uncertain at this time. Holders of Currency Indexed Notes should consult with their tax advisors as to the federal income tax consequences of the ownership and disposition of such Notes.

TAX CONSEQUENCES TO UNITED STATES ALIEN HOLDERS

  Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

    (a) payments of principal, interest (including original issue discount, if any) and premium on the Notes by the Company or any paying agent to any United States Alien Holder will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) such Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (ii) the beneficial owner thereof fulfills the statement requirement set forth in Section 871(h) or Section 881(c) of the Code, as discussed below;

    (b) a United States Alien Holder of a Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Note, unless (i) such Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain conditions are met or (ii) such gain is effectively connected with the conduct by such Holder of a trade or business in the United States; and

    (c) a Note or coupon held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and, at the time of such individual's death, payments with respect to such Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

  Sections 871(h) and 881(c) of the Code require that, in order to obtain the portfolio interest exemption from withholding tax described in paragraph (a) above, either the beneficial owner of the Note or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the Note on behalf of such beneficial owner, files a statement with the withholding agent to the effect that the beneficial owner of the Note is not a United States Holder. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a Note certifies on Internal Revenue Service Form W-8, under penalties of perjury, that it is not a United States Holder and provides its name and address, and any Financial Institution holding the Note on behalf of the beneficial owner, files a statement with the withholding agent to the effect that it has received such a statement from the Holder (and furnishes the withholding agent with a copy thereof). The portfolio interest exemption from withholding tax described in paragraph (a) above will not apply to contingent interest if the amount of such interest is determined with reference to certain attributes of the Company or a related person. Unless otherwise provided in the applicable Pricing Supplement, the Company does not expect any interest on the Notes to be subject to this provision.

  If a United States Alien Holder of a Note is engaged in a trade or business in the United States, and if interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular United States income tax on interest (including any original issue discount) and on any gain realized on the sale, exchange or other disposition of a Note in the same manner as if it were a United States Holder. See "Tax Consequences to United States Holders" above. In lieu of the certificate described in the preceding paragraph, such a Holder will be required to provide to the Company a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profit for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) on and any gain recognized on the sale, exchange or other disposition of a Note will be included in the effectively connected earnings and profits of such United States Alien Holder if such interest is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Under current United States federal income tax law, a 31% backup withholding tax and information reporting requirements apply to certain payments of principal, premium and interest (including original issue discount) made to, and to the proceeds of sale before maturity by, certain Holders of the Notes.

  In the case of a United States Holder, backup withholding will apply only if such Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

  The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

  In the case of a United States Alien Holder, under current Treasury Regulations, backup withholding will not apply to payments of principal, premium or interest made by the Company or any paying agent thereof on a Note if the certifications required by Sections 871(h) and 881(c) are received, provided in each case that the Company or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States person. The Company will, where required, report to Holders of the Notes and the Internal Revenue Service the amount of any interest paid or original issue discount accruing on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

  Under current Treasury Regulations, if payments of principal, premium or interest are made to or through the foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner and generally will not be subject to information reporting requirements. However, if such custodian, nominee or other agent is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, such custodian, nominee or other agent may be subject to certain information reporting requirements with respect to such payments unless it has in its records documentary evidence that the beneficial owner is not a United States person and certain conditions are met or the beneficial owner otherwise establishes an exemption. Under proposed Treasury Regulations, backup withholding may apply to any payment which such custodian, nominee or other agent is required to report if such custodian, nominee or other agent has actual knowledge that the payee is a United States person.

  Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Under proposed Treasury Regulations, backup withholding may apply to any payment which such broker is required to report if such broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

  United States Alien Holders of Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a United States Alien Holder under the backup withholding rules will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

                              PLAN OF DISTRIBUTION

  The Notes are being offered on a continuing basis for sale by the Company through the Agents, who have agreed to use their reasonable efforts to solicit offers to purchase the Notes, and the Company may also sell Notes to an Agent, as principal, for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. In addition, the Company may arrange for the Notes to be sold through other agents, may sell

Notes directly on its own behalf and may solicit and accept offers, and accept unsolicited offers, to purchase Notes directly on its own behalf or from any other broker or dealer. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers to purchase in whole or in part whether placed directly with the Company or through one of the Agents. The Agents will have the right, in their discretion, to reject in whole or in part any offer to purchase Notes received by them. The Company will pay each Agent, in the form of a discount or otherwise, a commission, ranging from .125% to .750% of the principal amount of a Note, depending on its Stated Maturity Date. Commissions with respect to Notes with a Stated Maturity Date in excess of 30 years from the date of issue which are sold through an Agent will be agreed to by the Company and such Agent at the time of such sale.

  In addition, the Agents may offer the Notes they have purchased as principal to other dealers for resale to investors and may allow to such dealers any portion of the discount received by such Agent from the Company in connection with the sale of such Notes. Unless otherwise indicated in the applicable Pricing Supplement, any Notes sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission as described above applicable to any agency sale of a Note with an identical Stated Maturity Date, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions as described above. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and discount may be changed.

  Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

  No Note will have an established trading market when issued, and unless otherwise specified in an applicable Pricing Supplement, the Notes will not be listed on any securities exchange. Each of the Agents may from time to time purchase and sell Notes in the secondary market, but no Agent is obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the Agents may make a market in the Notes.

  Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company and the Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect thereof. The Company has also agreed to reimburse each of the Agents for certain expenses.

  In the ordinary course of their respective businesses, certain of the Agents and/or certain of their affiliates have in the past engaged, and may in the future engage, in commercial banking transactions with the Company, and the Agents and/or certain of their affiliates have in the past engaged, and may in the future engage, in investment banking transactions with the Company.

  Concurrently with the offering of Notes through the Agents as described herein, the Company may issue other Debt Securities pursuant to the Indenture referred to herein.

                                 LEGAL MATTERS

  The validity of the Notes will be passed upon for the Company by Susan L. Harris, Vice President and General Counsel--Corporate Affairs of the Company, and by Davis Polk & Wardwell, New York, New York. Certain legal matters in connection with the offering of the Notes will be passed upon for the Agents and any other agents, underwriters or dealers by Skadden, Arps, Slate, Meagher & Flom, Los Angeles, California. Ms. Harris, Davis Polk & Wardwell and Skadden, Arps, Slate, Meagher & Flom will rely as to matters of Maryland law on Piper & Marbury L.L.P., Baltimore, Maryland. Ms. Harris holds stock, restricted stock and options to purchase stock granted under the Company's employee stock plans, which in the aggregate represent less than 1% of the Company's Common Stock. David W. Ferguson, a partner of Davis Polk & Wardwell, is a director of First SunAmerica Life Insurance Company, a subsidiary of the Company. Skadden, Arps, Slate, Meagher & Flom has from time to time represented the Company and its subsidiaries on unrelated matters.

PROSPECTUS
                                                                          [LOGO]


                                SUNAMERICA INC.

                                DEBT SECURITIES

                                PREFERRED STOCK

                                  COMMON STOCK

                                    WARRANTS


                                ---------------

  SunAmerica Inc. (the "Company") may offer and sell from time to time (i) its unsecured debt securities ("Debt Securities"), (ii) shares of its preferred stock, without par value (the "Preferred Stock"), which may be represented by depositary shares as described herein, (iii) shares of its common stock, par value $1.00 per share (the "Common Stock") or (iv) warrants to purchase Debt Securities, Preferred Stock and Common Stock (the "Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are herein collectively referred to as the "Securities". The Securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (a "Prospectus Supplement"). Securities may be sold for U.S. dollars, foreign denominated currency or currency units; amounts payable with respect to any Securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units -- in each case as the Company specifically designates. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, three Delaware statutory business trusts (the "Trusts"), which are wholly owned subsidiaries of the Company, may from time to time severally offer Preferred Securities guaranteed by the Company to the extent set forth therein and the Company may offer from time to time Junior Subordinated Debt Securities either directly or to a Trust. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,000,000,000.

  An accompanying Prospectus Supplement will set forth certain terms of any Debt Securities in respect of which this Prospectus is being delivered, including, where applicable, the ranking as senior or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), listing (if any) on a securities exchange, authorized denomination, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or units in which principal, premium, if any, or interest is payable and any other specific terms of the Debt Securities. An accompanying Prospectus Supplement will set forth certain terms of any Preferred Stock in respect of which this Prospectus is being delivered, including the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock), listing (if any) on a securities exchange and whether the Company has elected to offer the Preferred Stock in the form of depositary shares. An accompanying Prospectus Supplement will set forth certain terms of any Common Stock in respect of which this Prospectus is being delivered, including the number of shares offered, the initial offering price, market price and dividend information. An accompanying Prospectus Supplement will set forth certain terms of any Warrants in respect of which this Prospectus is being delivered, including the specific designation, the number, purchase price and terms thereof, any listing of the Warrants or the underlying Securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the Securities for which such Warrants may be exercised.

                                ---------------

  The Company may sell the Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution" below. If any agents of the Company or any underwriters or dealers are involved in the sale of the Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

                                ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION,  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------
               The date of this Prospectus is September 29, 1995.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the public reference facilities of the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the Commission. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94104. The Company's Common Stock is listed on both exchanges.

  The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto. In addition, certain documents filed by the Company with the Commission have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference." Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated herein by reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are hereby incorporated by reference in the Prospectus the following documents previously filed by the Company with the Commission pursuant to the 1934 Act:

    1. Annual Report on Form 10-K for the fiscal year ended September 30,
  1994.

    2. Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995 and June 30, 1995.

    3. Current Reports on Form 8-K filed on November 14, 1994, January 24, 1995, April 25, 1995, May 26, 1995, July 14, 1995, July 28, 1995 and
        September 6, 1995.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such document shall be directed to SunAmerica Inc., 1 SunAmerica Center, Los Angeles, California 90067-6022, Attention: Vice President, Investor Relations (telephone (310) 772-6000).

  FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS SUCH COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

  NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ----------------

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars" or "U.S.$").

                                  THE COMPANY

  The Company is a diversified financial services company specializing in retirement savings products and services. At June 30, 1995, the Company held $27 billion of assets throughout its businesses, including $16.20 billion of assets on its balance sheet, $2.08 billion of assets managed in mutual funds and private accounts and $8.76 billion of assets under custody in retirement trust accounts. Together, the Company's life insurance companies rank among the largest U.S. issuers of annuities. Complementing these annuity operations are the Company's asset management operations; its two broker-dealers, which the Company believes, based on industry data, represent the largest network of independent registered representatives in the nation; and its trust company, which provides administrative and custodial services to qualified retirement plans. Through these subsidiaries, the Company specializes in the sale of tax-deferred long-term savings products and investments to the expanding preretirement savings market. The Company markets fixed annuities and fee-generating variable annuities, mutual funds and trust services, as well as guaranteed investment contracts. The Company's products are distributed through a broad spectrum of financial services distribution channels, including independent registered representatives of the Company's broker-dealer subsidiaries and unaffiliated broker-dealers, independent general insurance agents and financial institutions.

  The principal executive offices of the Company are located at 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number (310) 772-6000.

                              RECENT DEVELOPMENTS

  On September 20, 1995, the Company's wholly owned subsidiary, Anchor National Life Insurance Company, signed a definitive agreement pursuant to which it or an affiliate will acquire CalFarm Life Insurance Company ("CalFarm Life") from its parent, Zenith National Insurance Corp., for approximately $120 million in cash. Completion of the acquisition, expected by year-end 1995, is subject to receipt of normal regulatory approvals and other customary terms and conditions. CalFarm Life is headquartered in Sacramento, California and currently markets a range of life and health insurance and annuity products, specializing in the qualified 403(b) market for teachers and other non-profit organizations. At June 30, 1995, CalFarm Life had approximately $739 million in annuity and life reserves, and approximately $2.8 billion of life insurance in force. Under terms of the agreement, Zenith National will retain CalFarm Life's health insurance business.

  On September 11, 1995, the Company's Board of Directors approved for submission to shareholder vote an amendment to the Articles of Incorporation to increase the Company's authorized capital from (i) 50,000,000 to 175,000,000 shares of Common Stock and (ii) 15,000,000 to 25,000,000 shares of Nontransferable Class B Stock. The Company has scheduled a special shareholders' meeting on October 30, 1995 (for shareholders of record as of September 21, 1995) for consideration of the proposed increase in authorized capital stock. On September 11, 1995, the Board of Directors also approved a three-for-two stock split, to be effected in the form of a stock dividend, of its outstanding Common Stock and Nontransferable Class B Stock, contingent upon shareholder approval of the proposed increase in authorized capital stock.

                                USE OF PROCEEDS

  Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities are expected to be used for general corporate purposes, including repayment or redemption of outstanding debt or preferred stock, the possible acquisition of financial services businesses or assets thereof, investments in portfolio assets and working capital needs. The Company routinely reviews opportunities to acquire financial services businesses or assets thereof.

             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated:

                                                             NINE MONTHS ENDED
                                                                 JUNE 30,
                                 YEARS ENDED SEPTEMBER 30,      (UNAUDITED)
                               ----------------------------- -----------------
                                1990  1991  1992  1993  1994     1994     1995
                               ----- ----- ----- ----- ----- -------- --------
Ratio of earnings to fixed
 charges (excluding interest
 incurred on reserves and
 trust deposits)(1)..........   2.4x  2.7x  4.0x  6.1x  5.8x     5.9x     5.8x
Ratio of earnings to fixed
 charges (including interest
 incurred on reserves and
 trust deposits)(2)..........   1.1x  1.1x  1.2x  1.4x  1.5x     1.5x     1.5x
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends (excluding
 interest incurred on re-
 serves and trust depos-
 its)(3).....................   2.0x  2.3x  2.7x  2.8x  2.8x     2.8x     3.3x
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends (including
 interest incurred on re-
 serves and trust depos-
 its)(4).....................   1.1x  1.1x  1.2x  1.3x  1.4x     1.4x     1.4x

--------
(1) In computing the ratio of earnings to fixed charges (excluding interest incurred on reserves and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness and dividends on the preferred securities of a subsidiary grantor trust. Earnings are computed by adding interest incurred on senior and subordinated indebtedness and dividends paid on the preferred securities of a subsidiary grantor trust to pretax income.
(2) In computing the ratio of earnings to fixed charges (including interest incurred on reserves and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits, and dividends on the preferred securities of a subsidiary grantor trust. Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits, and dividends paid on the preferred securities of a subsidiary grantor trust to pretax income.
(3) In computing the ratio of earnings to combined fixed charges and preferred stock dividends (excluding interest incurred on reserves and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness, dividends on the preferred securities of a subsidiary grantor trust and dividends on preferred stock of the Company on a tax equivalent basis. Earnings are computed by adding interest incurred on senior and subordinated indebtedness and dividends paid on the preferred securities of a subsidiary grantor trust to pretax income.
(4) In computing the ratio of earnings to combined fixed charges and preferred stock dividends (including interest incurred on reserves and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits; dividends on the preferred securities of a subsidiary grantor trust; and dividends on preferred stock of the Company on a tax equivalent basis. Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits and dividends paid on the preferred securities of a subsidiary grantor trust to pretax income.

                         DESCRIPTION OF DEBT SECURITIES

  The Company's unsecured Debt Securities, consisting of notes, debentures or other evidences of indebtedness, may constitute either senior Debt Securities ("Senior Debt Securities") or subordinated Debt Securities ("Subordinated Debt Securities") of the Company and will be issued in the case of Senior Debt Securities, under a Senior Indenture dated as of April 15, 1993 (the "Senior Debt Indenture") between the Company and The First National Bank of Chicago, as Trustee, and in the case of Subordinated Debt Securities, under a Subordinated Indenture dated as of April 15, 1993 (the "Subordinated Debt Indenture") between the Company and The First National Bank of Chicago, as Trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures". The First National Bank of Chicago, in its capacity as trustee under either or both of the Indentures, is referred to hereinafter as the "Trustee." The Indentures are included as exhibits to the Registration Statement of which this Prospectus is a part. The following description summarizes the material terms of the Indentures and the Debt Securities and is qualified in its entirety by reference to the detailed provisions of the applicable Indenture, which contains the full text of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The indentures are substantially identical except for provisions relating to subordination and the Company's negative pledge and restrictions on certain dispositions. Any Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities".

GENERAL

  Neither of the Indentures limits the amount of additional indebtedness the Company or any of its subsidiaries may incur. The Debt Securities will be unsecured senior or subordinated obligations of the Company. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of the Company's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends or make loans or advances to the Company without prior regulatory approval is limited by applicable laws and regulations.

  The Indentures do not limit the amount of Debt Securities that may be issued and provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or related to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

  Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities offered thereby (to the extent such terms are applicable to such Debt Securities): (i) classification as senior or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denomination; (ii) currency or units based on or relating to currencies in which the Offered Debt Securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate will be determined), if any;
(v) the dates on which any such interest will be payable; (vi) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether, in the case of

Subordinated Debt Securities, such Offered Debt Securities are convertible into Common Stock of the Company; (ix) whether the Offered Debt Securities will be issuable in registered form ("Registered Debt Securities") or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of, premium, if any, and interest on such Bearer Debt Securities, to the exchange of one form for another and to the offer, sale and delivery of such Bearer Debt Securities (except that under current United States federal income tax law, Registered Debt Securities will not be exchangeable into Bearer Debt Securities); (x) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. person (as hereinafter defined) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts;
(xi) the proposed listing, if any, of the Offered Debt Securities on any securities exchange; and (xii) any other specific terms of the Offered Debt Securities, including any modifications of or additions to the events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the applicable Indenture.

  Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

  Debt Securities will bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.

  Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

GLOBAL DEBT SECURITIES

  The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

  So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal and premium, if any, and interest, if any, of Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owners of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

  If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the 1934 Act, and a successor Depositary registered as a clearing agency under the 1934 Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in a definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

  Bearer Debt Securities of a series may also be issued in the form of one or more global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

SENIOR DEBT

  Payment of the principal of, premium, if any, and interest on Debt Securities issued under the Senior Debt Indenture will rank pari passu with all other unsecured and unsubordinated debt of the Company.

SUBORDINATED DEBT

  Subordination. Payment of the principal of, premium, if any, and interest on Debt Securities issued under the Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on (a) all indebtedness of the Company, whether outstanding on the date of the Subordinated Debt Indenture or thereafter created, (i) for money borrowed by the Company, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of the Company. Notwithstanding anything to the contrary in the Subordinated Debt Indenture or the Subordinated Debt Securities, Senior Indebtedness shall not include, (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Subordinated Debt Securities or (ii) any indebtedness of the Company to a subsidiary of the Company. (Subordinated Debt Indenture, Section 1.1) The Subordinated Debt Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by the Company. Indebtedness issued or to be issued pursuant to the Indenture dated March 15, 1995 between the Company and The First National Bank of Chicago, as Trustee, providing for the issuance of junior subordinated indebtedness of the Company is subordinate in right of payment to the Subordinated Debt Securities. As of the date of this Prospectus, approximately $54.3 million principal amount of 9.95% junior subordinated debentures due 2044 are outstanding under such Indenture.

  In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or its property, or (b) that Subordinated Debt Securities of any series are declared and payable before their expressed maturity because of the occurrence of an Event of Default pursuant to Section
5.1 of the Subordinated Debt Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money or money's worth, before the holders of any of such Subordinated Debt Securities or coupons appertaining thereto are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Subordinated Debt Securities or of such coupons appertaining thereto. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist under any Senior Indebtedness, as "event of default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal or interest on the Subordinated Debt Securities or coupons shall be made. (Subordinated Debt Indenture, Article 13) If this Prospectus is being delivered in connection with a series of Subordinated Debt Securities, the accompanying Prospectus Supplement will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

  Conversion Rights. The terms and conditions, if any, on which Subordinated Debt Securities are convertible into Common Stock of the Company will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the convertible Subordinated Debt Securities; and such terms may include provisions under which the number of shares of Common Stock to be received by the holders of the Subordinated Debt Securities would be calculated according to the market price of the Common Stock as of a time stated in the prospectus supplement.

CERTAIN COVENANTS OF THE COMPANY

  Limitations on Liens. The Senior Debt Indenture provides that the Company and its Restricted Subsidiaries (as defined below) may not issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Debt Indenture), directly or indirectly, upon any shares of the Voting Stock (as defined in the Senior Debt Indenture) of a Restricted Subsidiary which shares are owned by the Company or its Restricted Subsidiaries without effectively providing that the Debt Securities issued under the Senior Debt Indenture (and if the Company so elects, any other indebtedness of the Company ranking on a parity with such Debt Securities) shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as such indebtedness remains outstanding. The foregoing restrictions, however, do not apply to liens upon any shares of Voting Stock of any corporation existing at the time such corporation becomes a Restricted Subsidiary and extensions, renewals or replacements thereof. (Senior Debt Indenture, Section 3.9)

  The term "Restricted Subsidiary" means (a) so long as they are Subsidiaries of the Company, SunAmerica Life Insurance Company ("SunAmerica Life") and Anchor National Life Insurance Company ("Anchor"); (b) any other present or future Insurance Subsidiary the Consolidated Total Assets (as defined in the Senior Debt Indenture) of which constitute 20% or more of the Consolidated Total Assets of the Company; and (c) any Subsidiary which is a successor, by merger or otherwise, to substantially all of the business or properties of any Insurance Subsidiary referred to or described in the foregoing clauses (a) or
(b). The term "Subsidiary" means any corporation or other entity more than 50% of the outstanding shares of Voting Stock of which is at the time of determination owned or controlled, directly or indirectly, by the

Company. The term "Insurance Subsidiary" means a Subsidiary registered in the state of its domicile under the insurance laws of such state and qualified to sell insurance products. (Senior Debt Indenture, Section 1.1)

  Consolidation, Merger and Sale of Assets. Each Indenture provides that the Company shall not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to any person unless the Company shall be the continuing corporation, or the successor corporation or person to which such assets are transferred or leased shall be organized under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume the Company's obligations on the Debt Securities and under such Indenture, and after giving effect to such transaction no Event of Default (as defined in such Indenture) shall have occurred and be continuing, and certain other conditions are met. (Senior and Subordinated Debt Indentures, Section 9.1)

  This covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or transfer or lease of the Company's assets substantially as an entirety. Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or that would otherwise afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

  Restrictions on Certain Dispositions. The Senior Debt Indenture provides that as long as any of the Senior Debt Securities remain outstanding, the Company will not, and will not permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the Voting Stock of any Restricted Subsidiary, unless (a) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Restricted Subsidiaries; (b) the shares of Voting Stock issued, sold, assigned, transferred or otherwise disposed of constitute directors' qualifying shares;
(c) all of the Voting Stock of a Restricted Subsidiary then owned by the Company or by its Restricted Subsidiaries is disposed of, in a single transaction or in a series of related transactions, for a consideration consisting of cash or other property the fair market value of which (as determined in good faith by the Board of Directors) is at least equal to the Fair Value (as defined below) of such Voting Stock; or (d) after giving effect to the issuance, sale, assignment, transfer or other disposition, the Company and its Restricted Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding Voting Stock of such Restricted Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for a consideration consisting of cash or other property which is at least equal to the Fair Value of such Voting Stock. (Senior Debt Indenture, Section 9.3) The term "Fair Value" when used with respect to any Voting Stock means the fair value as determined in good faith by the Board of Directors of the Company. (Senior Debt Indenture, Section 1.1) The Senior Debt Indenture does not restrict the transfer of assets from a Restricted Subsidiary to any other person, including the Company or another subsidiary of the Company.

EVENTS OF DEFAULT

  An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of all or any part of the principal of the Debt Securities of such series when due, either at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default in payment of any sinking fund installment when due; (d) default for 60 days after written notice as provided in such Indenture in the observance or performance of any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series; (e) certain events of bankruptcy, insolvency or reorganization; or (f) an event of default with respect to any other indebtedness for borrowed money (other than non-recourse obligations) of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount exceeding $10,000,000, if such event of default shall result in the acceleration of such other indebtedness under the terms of the instrument under which such indebtedness is issued or secured, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 10 days after written notice thereof as provided in such Indenture; provided that if any such acceleration shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Senior and Subordinated Debt Indentures, Section 5.1)

  Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on, any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or agreement of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if any Event of Default due to a default in the performance of any other of the covenant or agreements in such Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding or due to certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Senior and Subordinated Debt Indentures, Sections 5.1 and 5.10)

  Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued under such Indenture requesting the Trustee to exercise any right or power under such Indenture before proceeding to exercise any such right or power at the request of such holders. (Senior and Subordinated Debt Indentures, Section 6.2) Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Debt Securities of each affected series (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Senior and Subordinated Debt Indentures, Section 5.9)

  Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding. (Senior and Subordinated Debt Indentures, Sections 5.6 and 5.9)

  Each Indenture contains a covenant that the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. (Senior and Subordinated Debt Indentures, Section 3.5)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  The Company can discharge or defease its obligations under each Indenture as set forth below. (Senior and Subordinated Debt Indentures, Section 10.1)

  Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under such Indentures which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in such Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on such Debt Securities.

  The Company may also discharge any and all of its obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities. Under terms satisfactory to the Trustee, the Company may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by certain provisions of such Indenture including Sections 3.9, 9.1 and 9.3, in the case of the Senior Debt Indenture, and Section 9.1, in the case of the Subordinated Debt Indenture (which contain the covenants described above limiting liens, consolidations, mergers, transfers and leases and certain dispositions) and omit to comply with such Sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things:
(i) the Company irrevocably deposits with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Debt Securities of such series issued under such Indenture; (ii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such series of Debt Securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) in the case of the Subordinated Debt Indenture no event or condition shall exist that, pursuant to certain provisions described under "Subordinated Debt" above, would prevent the Company from making payments of principal of, premium, if any, and interest on the Subordinated Debt Securities at the date of the irrevocable deposit referred to above.

MODIFICATION OF THE INDENTURES

  Each Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in such Indenture, provided that such cure or correction does not adversely affect the holders of such Debt Securities, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee. (Senior and Subordinated Debt Indentures, Section 8.1)

  Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue Debt Security that is payable upon acceleration or provable in bankruptcy or alter certain provisions of such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification. (Senior and Subordinated Debt Indentures, Section 8.2)

  The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby. (Subordinated Debt Indenture, Section 8.6)

CONCERNING THE TRUSTEE

  The First National Bank of Chicago is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships.

                          DESCRIPTION OF CAPITAL STOCK

  Under the Articles of Incorporation of the Company, as amended and restated and including any Articles Supplementary (the "Articles of Incorporation"), the Company has authority to issue 50,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), 15,000,000 shares of Nontransferable Class B Stock, par value $1.00 per share (the "Nontransferable Class B Stock"), 15,000,000 shares of Transferable Class B Stock, par value $1.00 per share (the "Transferable Class B Stock," and, together with the Nontransferable Class B Stock, the "Class B Stock") and 20,000,000 shares of Preferred Stock, without par value ("Preferred Stock"). Preferred Stock may be issued from time to time in one or more classes with such full, specific, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications and limitations or restrictions thereof, as shall be stated and expressed in the Articles of Incorporation or any amendment thereof or in the resolution or resolutions of the Board of Directors of the Company establishing any class of Preferred Stock. The dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of each series of the Preferred Stock will be set forth in the applicable Prospectus Supplement. At July 31, 1995, there were outstanding (i) 29,438,110 shares of Common Stock (and 13,641,701 shares of Common Stock reserved for issuance upon conversion of the outstanding Series D Preferred Shares (as defined below) and the Nontransferable Class B Stock and in connection with outstanding employee stock options and 150,000 shares of Common Stock deferred under the Long-Term Performance-Based Incentive Plan for the Chief Executive Officer); (ii) 6,826,439 shares of Nontransferable Class B Stock; (iii) 3,514,765 shares of a series of Preferred Stock designated the 9 1/4% Preferred Stock, Series B ("Series B Preferred Shares"); (iv) 486,800 shares of a series of Preferred Stock designated the Adjustable Rate Cumulative Preferred Stock, Series C ("Series C Preferred Shares"); and (v) 100,050 shares of a series of Preferred Stock designated the Series D Mandatory Conversion Premium Dividend Preferred Stock ("Series D Preferred Shares"), represented by 5,002,500 Depositary Shares ("Series D Depositary Shares") (each representing one-fiftieth of a Series D Preferred Share). There are no shares of Transferable Class B Stock outstanding. The Series B Preferred Shares, Series C Preferred Shares and the Series D Preferred Shares rank pari passu with each other and senior to the Common Stock and Class B Stock. For further information regarding the Common Stock and Class B Stock, including a description of the rights attached thereto, see "Common Stock and Class B Stock" below. For a description of the series of Preferred Stock of the Company currently outstanding, see "Series B Preferred Shares", "Series C Preferred Shares" and "Series D Preferred Shares" below.

  For a discussion of certain recent proposed amendments to the Articles of Incorporation and other proposed actions which would (i) increase the number of authorized shares of the Company's Common Stock and Nontransferable Class B Stock and (ii) effect a three-for-two stock split of outstanding shares of Common Stock and Class B Stock, see "The Company-- Recent Developments".

  The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

  The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) if other than the currency of the United States of America, the currency or currencies including composite currencies in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

  As described under "Description of Depositary Shares", the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).

  All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

COMMON STOCK AND CLASS B STOCK

  Dividends. Except as provided below, holders of Common Stock and Class B Stock are entitled to receive dividends and other distributions in cash, stock or property of the Company, when, as and if declared by the Board of Directors out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in all such dividends and other distributions (subject to the rights of holders of Preferred Stock). If a cash dividend is paid on any of the Common Stock, the Nontransferable Class B Stock or the Transferable Class B Stock, a cash dividend also will be paid on the Common Stock, the Nontransferable Class B Stock and the Transferable Class B Stock, as the case may be. The amount of the cash dividend paid on each share of Class B Stock will be equal to 90% of the amount of the cash dividend paid on each share of Common Stock. In addition if holders of Common Stock receive shares of Common Stock in connection with stock dividends or stock splits, holders of Transferable Class B Stock will receive a proportionate number of shares of Transferable Class B Stock and holders of Nontransferable Class B Stock will receive a proportionate number of shares of Nontransferable Class B Stock.

  Voting Rights. At every meeting of shareholders, every holder of Common Stock is entitled to one vote per share and every holder of Class B Stock is entitled to 10 votes per share. All actions submitted to a vote of shareholders are voted upon by holders of Common Stock and Class B Stock voting together as a single class (subject to any voting rights which may be granted to holders of Preferred Stock) and a majority of the votes cast by such holders is required to approve any such action, except where other provision is made by law.

  In addition to any vote required by law, the holders of Common Stock and Class B Stock each vote separately as a class (i) on any merger or consolidation of the Company with or into any other corporation, or any sale, lease, exchange or other disposition of all or substantially all of the Company's assets to or with any other person or any dissolution of the Company (unless the other party to such merger or other transaction is a majority-owned subsidiary of the Company) and (ii) on any additional issuances of Class B Stock other than in connection with stock splits and stock dividends and exchanges of Nontransferable Class B Stock for Transferable Class B Stock. A majority of votes cast by the Common Stock and Class B Stock, each voting separately as a class, is required to approve any matters described above as to which holders of such shares have a separate class vote, unless, in the case of the events described in clause (i) above, a greater vote is required by law. In addition to any vote required by law, the affirmative vote of the holders of a majority of the shares of the Common Stock and the Nontransferable Class B Stock, each voting separately as a class, is required to approve any amendments to the Articles of Incorporation.

  Liquidation Rights. In the event of any Liquidation, the holders of Common Stock and Class B Stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of Preferred Stock then outstanding.

  Class B Stock Conversion Rights. Each share of Class B Stock is convertible into one share of Common Stock at any time at the option of the holder. In addition, any transfer of shares of Nontransferable Class B Stock not permitted under the Articles of Incorporation will result in the conversion of such shares into shares of Common Stock.

  Exchange of Nontransferable Class B Stock. The Nontransferable Class B Stock is exchangeable in whole at the option of the Company at any time for Transferable Class B Stock. Holders of Nontransferable Class B Stock will receive one share of Transferable Class B Stock for each share of Nontransferable Class B Stock held by them at the time of the exchange.

  Miscellaneous. The holders of Common Stock and Class B Stock have no preemptive rights, cumulative voting rights or subscriptions rights. Except as described above, the Common Stock and Class B Stock have no conversion rights and are not subject to redemption.

  The transfer agent and registrar with respect to the Common Stock is The Bank of New York.

  All shares of Common Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

  Mr. Eli Broad, Chairman, President and Chief Executive Officer of the Company, beneficially owns, as of July 31, 1995, 1,162,041 shares of Common Stock and 5,276,762 shares of Nontransferable Class B Stock, representing an aggregate of 55.2% of the voting power of the Company's outstanding stock.

SERIES B PREFERRED SHARES

  Dividends. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series B Preferred Shares which may from time to time be issued by the Company, the holders of Series B Preferred Shares are entitled to receive, when, as and if the Board of Directors declares a dividend on the Series B Preferred Shares, out of assets legally available for dividends, cumulative preferential cash dividends from the issue date of the Series B Preferred Shares (June 29, 1992), accruing at the rate per Series B Preferred Share of $2.3125 per annum or $.5781 per quarter, payable quarterly in arrears on the 15th day of each March, June, September and December or, if any such date is not a business day, on the next succeeding business day.

  Dividends on the Series B Preferred Shares accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared, and will accumulate to the extent they are not paid on the dividend payment date for the quarter for which they accrue. Accumulated unpaid dividends do not bear interest.

  Liquidation Rights. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to Series B Preferred Shares, in the event of any liquidation, dissolution or winding-up of the business of the Company, whether voluntary or involuntary (any such event, a "Liquidation"), the holders of the Series B Preferred Shares, after payment or provision for payment of the debts and other liabilities of the Company, will be entitled to receive for each Series B Preferred Share, an amount equal to the sum of $25 and all accrued and unpaid dividends thereon, and no more. If, upon any Liquidation, there are insufficient assets to permit full payment of holders of Series B Preferred Shares and shares of any other class of outstanding Preferred Stock, the holders of Series B Preferred Shares and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of Series B Preferred Shares and such other shares are respectively entitled upon Liquidation.

  Redemption. The Series B Preferred Shares are not redeemable prior to June 15, 1997. On and after such date, the Series B Preferred Shares are redeemable in cash at the option of the Company, in whole or in part, from time to time, at a redemption price of $25.00 per share plus accrued and unpaid dividends to the date fixed for redemption.

  The Series B Preferred Shares are not entitled to the benefits of any sinking fund.

  Voting Rights. The Series B Preferred Shares do not entitle holders thereof to voting rights, except (i) the Company may not alter any of the provisions of the Articles of Incorporation or the Articles Supplementary relating to the Series B Preferred Shares which would materially and adversely affect any right, preference or privilege of the Series B Preferred Shares without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time (voting separately as a class); provided, however, that any such alteration that would authorize, create or issue additional shares of Preferred Stock or any other shares of stock (whether or not already authorized) ranking senior to, on a parity with or junior to the Series B Preferred Shares as to dividends or on the distribution of assets upon Liquidation shall be deemed not to materially and adversely affect such rights, preferences or privileges, (ii) in the event dividends payable on the Series B Preferred Shares shall be in arrears in an aggregate amount equivalent to six full quarterly dividends (a "Series B Preferred Share Dividend Default") or (iii) as required by law. In the event of a Series B Preferred Share Dividend Default, the holders of the outstanding Series B Preferred Shares will be entitled to elect together with holders of all other outstanding classes of Preferred Stock ranking on a parity with the Series B Preferred Shares and entitled to participate in such election, voting as a single class, two directors at a special meeting called by the Board of Directors for such purpose. Such two directors shall serve until the full dividends accumulated on all outstanding Series B Preferred Shares and all other outstanding classes of Preferred Stock ranking on a parity with the Series B Preferred Shares are paid.

SERIES C PREFERRED SHARES

  Dividends. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series C Preferred Shares which may from time to time be issued by the Company, the holders of the Series C Preferred Shares are entitled to receive, when, as and if the Board of Directors declares a dividend on the Series C Preferred Shares, out of assets legally available for dividends, cumulative preferential cash dividends accruing at an adjustable rate, payable quarterly in arrears on the 1st day of March, June, September or December of each year or, if such day is not a business day, on the next preceding business day, equal for each quarterly dividend period to .50% less than the highest of the "Three-Month Treasury Bill Rate," the "Ten Year Constant Maturity Rate" or the "Twenty Year Constant Maturity Rate" determined in advance of such dividend period. However, the rate may not be less than 7.00% per annum nor greater than 13.50% per annum. The current rate is 7.00%.

  Dividends on the Series C Preferred Shares accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared, and will accumulate to the extent they are not paid on the dividend payment date for the quarter for which they accrue. Accumulated unpaid dividends do not bear interest.

  Liquidation Rights. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to Series C Preferred Shares, in the event of any Liquidation, the holders of the Series C Preferred Shares, after payment or provision for payment of the debts and other liabilities of the Company, will be entitled to receive for each Series C Preferred Share, an amount equal to the sum of $100 and all accrued and unpaid dividends thereon, and no more. If, upon any Liquidation, there are insufficient assets to permit full payment of holders of Series C Preferred Shares and shares of any other class of outstanding Preferred Stock, the holders of Series C Preferred Shares and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of Series C Preferred Shares and such other shares are respectively entitled upon Liquidation.

  Redemption. The Series C Preferred Shares are redeemable at any time at the option of the Company, in whole or in part, at $103 per share prior to March 1, 1996 and, thereafter, at $100 per share, plus in each case accrued and unpaid dividends to the redemption date.

  The Series C Preferred Shares are not entitled to the benefits of any sinking fund.

  Voting Rights. Each Series C Preferred Share is entitled to one-tenth of one vote per share on all matters submitted to a vote of the holders of the Company's Common Stock, voting as a single class with holders of Common Stock and with holders of any other class or series having the right to vote with the holders of Common Stock. In addition, if, on the date used to determine shareholders of record for any meeting of shareholders at which directors are to be elected, dividends on the Series C Preferred Shares or any other series of preferred stock ranking on a parity with the Series C Preferred Shares as to dividends are in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), holders of Series C Preferred Shares (separately as a class with other holders of affected Preferred Stock) are entitled to vote for and elect two directors of the Company. Each holder of Series C Preferred Shares has one vote for each share held in such circumstance.

  Without the consent or affirmative vote of the holders of at least two-thirds of the outstanding Series C Preferred Shares, voting separately as a class with all other affected series of Preferred Stock ranking on a parity either as to dividends or upon liquidation with the Series C Preferred Shares, the Company shall not authorize, create or issue, or increase the authorized amount of, any class or series of stock ranking prior to the Series C Preferred Shares as to dividends or upon liquidation (or any securities convertible into any such stock). The affirmative vote or consent of the holders of a least two-thirds of the outstanding Series C Preferred Shares, voting separately as a class with all other affected series of Preferred Stock, will be required for any amendment, alteration or repeal, whether by merger or consolidation or otherwise, of the Company's Articles or any articles supplemental thereto if the amendment, alteration or repeal adversely affects the preferences, rights, powers or privileges of the Series C Preferred Shares and any other Preferred Stock; provided, however, that in any case in which one or more, but not all, series of such class would be adversely affected as to the preferences, rights, powers or privileges thereof, the affirmative vote or consent of the holders of a least two-thirds of the votes entitled to be cast by the holders of shares of any series that would be adversely affected, voting as a class, shall be required in lieu thereof; excluding, however, an increase or decrease (but not to less than the then outstanding Series C Preferred Shares) in the aggregate number of authorized Series C Preferred Shares.

SERIES D PREFERRED SHARES

  Dividends. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series D Preferred Shares which may from time to time be issued by the Company, the holders of

Series D Preferred Shares are entitled to receive, when, as and if the Board of Directors declares a dividend on the Series D Preferred Shares, out of assets legally available for dividends, cumulative preferential cash dividends from the date of issue of the Series D Preferred Shares (March 3, 1993), accruing at the rate per Series D Preferred Share of $139 per annum or $34.75 per quarter (equivalent to $2.78 per annum or $.695 per quarter for each Series D Depositary Share), payable quarterly in arrears.

  Dividends on the Series D Preferred Shares accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared, and will accumulate to the extent they are not paid on the dividend payment date for the quarter for which they accrue. Accumulated unpaid dividends will not bear interest.

  Mandatory Conversion of Series D Preferred Shares. On March 1, 1996 (the "Series D Mandatory Conversion Date"), each outstanding Series D Preferred Share will convert automatically into shares of Common Stock at the Series D Common Stock Equivalent Rate (as described below) in effect on the Series D Mandatory Conversion Date and the right to receive an amount in cash equal to all accrued and unpaid dividends on such Series D Preferred Share to and including the Series D Mandatory Conversion Date (the "Series D Mandatory Conversion"), subject to the rights of the Company to call Series D Preferred Shares prior to the Series D Mandatory Conversion. The Series D Common Equivalent Rate is currently fifty shares of Common Stock for each Series D Preferred Share (equivalent to one share of Common Stock for each Series D Depositary Share), subject to adjustment in the event of stock dividends, distribution of assets or certain other events.

  Immediately prior to the effectiveness of a Merger or Consolidation, each outstanding Series D Preferred Share will convert automatically into (i) shares of Common Stock at the Series D Common Equivalent Rate in effect on the effective date of the Merger or Consolidation, plus (ii) the right to receive an amount in cash equal to the accrued and unpaid dividends on such Series D Preferred Share to and including the effective date, plus (iii) the right to receive an amount in cash initially equal to $375 (equivalent to $7.50 for each Series D Depositary Share), declining by $.350150 (equivalent to $.007003 for each Series D Depositary Share) on each day following the date of issue of the Series D Preferred Shares (March 3, 1993) to $21 (equivalent to $.42 for each Series D Depositary Share) on January 1, 1996, and equal to zero thereafter, determined with reference to the effective date, unless sooner redeemed. At the option of the Company, it may deliver on the effective date, in lieu of some or all of the cash consideration described in clauses (ii) and (iii) of the preceding sentence, shares of Common Stock.

  Series D Preferred Shares are not convertible into Common Stock at the option of the holders thereof.

  Right to Call Series D Preferred Shares. Except as provided below, at any time or from time to time prior to the Series D Mandatory Conversation Date, the Company has the right to call the outstanding Series D Preferred Shares for redemption, in whole or in part, and to deliver to the holders thereof in exchange for each such Series D Preferred Share a number of shares of Common Stock equal to the Series D Call Price (as described below) on the redemption date divided by the current market price (as defined) of the Common Stock on the second trading day preceding the earlier of the commencement of the mailing of notice of such redemption to holders of the Series D Preferred Shares or the date such notice is published in accordance with the terms of the Series D Preferred Shares (the "Series D Notice Date") plus an amount in cash equal to accrued and unpaid dividends to and including the date of redemption. The Series D Call Price of each Series D Preferred Share declines by $.350150 (equivalent to $7.50 for each Series D Depositary Share) on each day following the date of original issue of the Series D Preferred Shares (March 3, 1993) from $2,872.50 (equivalent to $57.45 for each Series D Depositary Share) to $2,518.50 (equivalent to $50.37 for each Series D Depositary Share) on January 1, 1996, and will be $2,497.50 (equivalent to $49.95 for each Series D Depositary Share) thereafter.

  Liquidation Rights. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series D Preferred Shares, in the event of any Liquidation, the holders of Series D Preferred

Shares, after payment or provision for payment of the debts and other liabilities of the Company, will be entitled to receive, for each Series D Preferred Share, an amount equal to the sum of (i) $1,850 (equivalent to $37.00 for each Series D Depositary Share) and (ii) all accrued and unpaid dividends thereon, and no more. If, upon any such liquidation, there are insufficient assets to permit full payment to holders of Series D Preferred Shares and shares of any class of outstanding Preferred Stock, the holders of Series D Preferred Shares and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of Series D Preferred Shares and such other shares are respectively entitled.

  The Series D Preferred Shares are not entitled to the benefits of any sinking fund.

  Voting Rights. The Series D Preferred Shares do not entitle holders thereof to voting rights, except (i) the Company may not alter any of the provisions of the Articles of Incorporation or the Articles Supplementary relating to the Series D Preferred Shares which would materially and adversely affect any right, preference or privilege of the Series D Preferred Shares without the affirmative vote of the holders of at least two-thirds of the shares of Series D Preferred Shares outstanding at the time (voting separately as a class); provided, however, that any such alteration that would authorize, create or issue any additional shares of Preferred Stock or any other shares of stock (whether or not already authorized) ranking senior to, on a parity with or junior to the Series D Preferred Shares as to dividends or on the distribution of assets upon Liquidation shall be deemed not to materially and adversely affect such rights, preferences or privileges, (ii) in the event dividends payable on the Series D Preferred Shares shall be in arrears in an aggregate amount equivalent to six full quarterly dividends (a "Series D Preferred Share Dividend Default") or (iii) as required by law. In the event of a Series D Preferred Share Dividend Default, the holders of the outstanding Series D Preferred Shares will be entitled to elect together with holders of all other outstanding classes of Preferred Stock ranking on a parity with Series D Preferred Shares and entitled to participate in such election, voting as a single class, two directors at a special meeting called by the Board of Directors for such purpose. Such two directors shall serve until the full dividends accumulated on all outstanding Series D Preferred Shares and all other outstanding classes of Preferred Stock ranking on a parity with the Series D Preferred Shares are paid.

                        DESCRIPTION OF DEPOSITARY SHARES

  The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts, and is qualified in its entirety by reference to, the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock.

GENERAL

  The Company may, at its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable interest in a number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

  A holder of Depositary Shares will be entitled to receive the shares of Preferred Stock (but only in whole shares of Preferred Stock) underlying such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the whole number of shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect of the Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders.

  In the event of a distribution other than in cash in respect to the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

  The amount so distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

CONVERSION AND EXCHANGE

  If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

  If Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the aggregate redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

  Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

RECORD DATE

  Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of or any election on the part of the Company to call for the redemption of any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

  Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

  The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

MISCELLANEOUS

  The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at its Corporate Office and its New York Office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

  Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

  The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "Amendment and Termination of Deposit Agreement" above.

                            DESCRIPTION OF WARRANTS

GENERAL

  The Company may issue Warrants to purchase Securities, and such Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement are set forth in the applicable Prospectus Supplement.

  The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                              PLAN OF DISTRIBUTION

  The Company may sell the Securities being offered hereby directly or through agents, underwriters or dealers.

  Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. The Company may also sell Securities to an agent as principal. Agents may be entitled to, under agreements which may be entered into with the Company, indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If any underwriters are utilized in the sale of Securities in respect of which this Prospectus is delivered, the Company will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketing thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                 LEGAL MATTERS

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Securities will be passed upon for the Company by Susan L. Harris, Vice President and General Counsel--Corporate Affairs of the Company, and by Davis Polk & Wardwell, New York, New York. Ms. Harris and Davis Polk & Wardwell will rely as to matters of Maryland law on Piper & Marbury L.L.P., Baltimore, Maryland. Ms. Harris holds stock, restricted stock and options to purchase stock granted under the Company's employee stock plans, which in the aggregate represent less than 1% of the Company's Common Stock. David W. Ferguson, a partner of Davis Polk & Wardwell, is a director of First SunAmerica Life Insurance Company, a subsidiary of the Company.

                                    EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 ERISA MATTERS

  The Company and certain affiliates of the Company, including Anchor and SunAmerica Life, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the Securities are acquired by a pension or other employee benefit plan with respect to which the Company or any of its affiliates is a service provider, unless such Securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the Securities should consult with its legal counsel.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUP-PLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PRO-SPECTUS SUPPLEMENT AND THE PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COM-PANY OR THE AGENTS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CON-STITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITA-TION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Description of Notes......................................................  S-2
United States Taxation.................................................... S-16
Plan of Distribution...................................................... S-22
Legal Matters............................................................. S-23

                                   PROSPECTUS

Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
The Company...............................................................    4
Recent Developments.......................................................    4
Use of Proceeds...........................................................    4
Consolidated Ratio of Earnings to Fixed Charges and Earnings to Combined
 Fixed Charges and Preferred Stock Dividends..............................    5
Description of Debt Securities............................................    6
Description of Capital Stock..............................................   14
Description of Depositary Shares..........................................   20
Description of Warrants...................................................   23
Plan of Distribution......................................................   24
Legal Matters.............................................................   25
Experts...................................................................   25
Erisa Matters.............................................................   25

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $300,000,000

                                    [LOGO]

                          MEDIUM-TERM NOTES, SERIES 2

                              -------------------

                             PROSPECTUS SUPPLEMENT

                              -------------------

                              MERRILL LYNCH & CO.
                             CHASE SECURITIES, INC.
                              GOLDMAN, SACHS & CO.
                          J.P. MORGAN SECURITIES INC.
                            PAINEWEBBER INCORPORATED

                                OCTOBER 19, 1995

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------